UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2005
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter; State of
Commission	Incorporation; Address of Principal Executive Offices; and	IRS Employer
File Number	Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information. Item 2.03(a). Creation of a Direct Financial Obligation.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of $400,000,000 4.45% Senior Notes Due 2010
Forms of $800,000,000 4.90% Senior Notes Due 2015
Form of $500,000,000 5.625% Senior Notes Due 2035

Section 2 – Financial Information.
Item 2.03(a). Creation of a Direct Financial Obligation.

On June 9, 2005, Exelon Corporation (Exelon) issued and sold $1,700,000,000 in aggregate principal amount of senior notes (Senior Notes) under the indenture, dated as of May 1, 2001 (Indenture), between Exelon and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, National Association), as trustee, pursuant to the Underwriting Agreement and related Terms Agreement, dated June 6, 2005, among Exelon and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of themselves, Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. and as the Representatives of the several underwriters named in Schedule A to the Terms Agreement. The Senior Notes were sold pursuant to an effective registration statement of Exelon. A Prospectus Supplement (to Prospectus dated February 10, 2004) dated June 6, 2005 (Prospectus) relating to the sale of the Senior Notes was filed under the Securities Act of 1933 pursuant to Securities Act Rule 424(b)(5) (Registration No. 333-108546) on June 7, 2005.

Aggregate net proceeds to Exelon from the issue and sale of the Senior Notes were $1,685,213,000 after underwriting discounts, but before expenses. The net proceeds were used to repay the approximately $1,500,000,000 in remaining principal and accrued and unpaid interest due on term loan borrowings made pursuant to the $2,000,000,000 Term Loan Agreement, dated as of March 7, 2005, among Exelon, Citicorp North America, Inc., as Administrative Agent, Citicorp Global Markets, Inc., as Lead Arranger and Sole Book Runner, and the lenders thereunder. The remainder of the net proceeds from the sale of the Senior Notes was applied to pay a portion of the $500,000,000 of outstanding principal and accrued and unpaid interest due on term loan borrowings made pursuant to the $500,00,000 Term Loan Agreement, dated as of April 1, 2005, among Exelon, Dresdner Bank AG, New York and Grand Cayman Branches, as Administrative Agent, and the lenders thereunder.

The Senior Notes were issued and sold in the following amounts and in the following three series and bear interest at the following interest rates, respectively:

$400,000,000 4.45% Senior Notes due 2010,
$800,000,000 4.90% Senior Notes due 2015, and
$500,000,000 5.625% Senior Notes due 2035.

Interest will accrue on the Senior Notes from June 9, 2005 or from the most recent interest payment date to which interest has been paid or provided for. Interest is payable twice a year to holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date. Interest payment dates will be June 15 and December 15 of each year beginning on December 15, 2005.

The 4.45% Senior Notes due 2010 will mature on June 15, 2010. The 4.90% Senior Notes due 2015 will mature on June 15, 2015. The 5.625% Senior Notes due 2035 will mature on June 15, 2035.

Exelon may redeem any series of the Senior Notes in whole or in part, at its option at any time, at a redemption price equal to the greater of:

(a)	100% of the principal amount of the Senior Notes of the series being redeemed; or

(b)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus, as applicable, 15 basis points (in the case of the 4.45% Senior Notes due 2010), 20 basis points (in the case of the 4.90% Senior Notes due 2015) and 25 basis points (in the case of the 5.625% Senior Notes due 2035), plus accrued interest on the principal amount being redeemed to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes of the series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the trustee after consultation with Exelon.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, their respective successors, and two other primary U.S. Government securities dealers in The City of New York (Primary Treasury Dealer) selected by Exelon. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, Exelon will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Redemption of the Senior Notes of one series may be made without the redemption of the Senior Notes of any other series.

Exelon will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed.

Unless Exelon defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

The following are modifications of and additions to the Events of Default and covenants with respect to the Senior Notes:

Additional Covenants: For so long as any Senior Notes remain outstanding, Exelon will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on (1) any of the capital stock of, or other equity interests in, PECO Energy Company (“PECO”), Commonwealth Edison Company (“ComEd”) or Exelon Generation Company, LLC (“Exelon Generation”) and (2) any of the capital stock of, or other equity interests in, Exelon’s subsidiaries which directly hold the capital stock of or other equity interests in PECO, ComEd or Exelon Generation, in each case held by the Company or one of its subsidiaries on the issue date of the Senior Notes.

Additional Events of Default: In addition to the Events of Default described in the Indenture, an Event of Default under the Senior Notes will include Exelon’s failure to pay principal at maturity or acceleration following a default in an aggregate amount of $50 million or more with respect to any of Exelon’s Indebtedness (as defined below), or the acceleration of any of Exelon’s Indebtedness aggregating $50 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture.

As used in the immediately preceding paragraph, “Indebtedness” means the following obligations of Exelon:

•	all obligations for borrowed money;

•	all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made;

•	all obligations under conditional sale or other title retention agreements relating to property purchased by Exelon to the extent of the value of the property (other than customary reservations or retentions of title under agreement with suppliers entered into by Exelon in the ordinary course of business); and

•	all obligations issued or assumed as the deferred purchase price of property or services purchased by Exelon which would appear as liabilities on Exelon’s balance sheet.

Reference is made to the Prospectus, the Indenture and the forms of the Senior Notes attached as Exhibits 99.1, 99.2 and 99.3 for additional covenants, events of default and other terms and conditions of the Senior Notes.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Exelon Generation, (b) Exelon’s 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16, (c) Exelon’s Current Reports on Form 8-K filed on February 4, 2005 and May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Exelon — Business Outlook and the Challenges in Managing the Business” and Exhibit 99.3 “Financial Statements and Supplementary Data – Exelon Corporation”, and (d) other factors discussed in filings with the SEC by Exelon, ComEd, PECO and Exelon Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of Exelon, ComEd, PECO or Exelon Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Form of $400,000,000 4.45% Senior Notes Due 2010

99.2	Forms of $800,000,000 4.90% Senior Notes Due 2015

99.3	Form of $500,000,000 5.625% Senior Notes Due 2035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Treasurer and Chief Financial Officer

June 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of $400,000,000 4.45% Senior Notes Due 2010

99.2	Forms of $800,000,000 4.90% Senior Notes Due 2015

99.3	Form of $500,000,000 5.625% Senior Note Due 2035